EXHIBIT 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND YEAR END 2007 RESULTS

-2007 Pro Forma Net Revenue Even with the Prior Year-

-Announces Sale of Outdoor Advertising Division for $100 million-

- Repurchases 7.2 Million Shares in 2007 –

SANTA MONICA, CALIFORNIA, February 28, 2008—Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and twelve-month periods ended December 31, 2007. While net revenue decreased 2%, pro forma net revenue was even with the prior year and free cash flow increased 20% for the year ended December 31, 2007.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 9. Unaudited financial highlights are as follows:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	% Change	2007	2006	% Change
Net revenue	$62,514	$64,086	(2)%	$250,046	$255,134	(2)%
Operating expenses (1)	36,119	36,212	(0)%	143,875	144,566	(0)%
Corporate expenses (2)	4,668	4,623	1%	17,353	17,520	(1)%
Consolidated adjusted EBITDA (3)	22,987	25,645	(10)%	94,110	100,081	(6)%
Pro forma net revenue (4)	62,514	63,642	(2)%	250,046	249,360	0%
Free cash flow (5)	$13,418	$13,240	1%	$50,879	$42,414	20%
Free cash flow per share, basic and diluted (5)	$0.14	$0.13	8%	$0.50	$0.40	25%
Net income (loss)	$(47,988)	$21,388	NM	$(44,054)	$(134,599)	(67)%
Net income (loss) per share applicable to common stockholders, basic and diluted	$(0.49)	$0.20	NM	$(0.43)	$(1.27)	(66)%
Weighted average common shares outstanding, basic	98,806,107	104,725,252		102,382,307	106,078,486
Weighted average common shares outstanding, diluted	98,806,107	104,812,441		102,382,307	106,078,486

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.2 million and $0.2 million of non-cash stock-based compensation for the three-month periods ended December 31, 2007 and 2006, respectively and $1.1 million and $1.2 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2007 and 2006, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment loss and (gain) loss on sale of assets.
(2)	Corporate expenses include $0.5 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended December 31, 2007 and 2006, respectively and $1.9 million and $1.6 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2007 and 2006, respectively.
(3)	Consolidated adjusted EBITDA means net income (loss) plus (gain) loss on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation included in operating and corporate expenses, non-cash corporate expense, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include non-cash stock-based compensation, non-cash corporate expense, non-cash impairment loss, (gain) loss on sale of assets, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash (gain) loss of sales of assets, non-cash depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation awards, non-cash corporate expense, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business.

Entravision Communications

(4)	With the sale of the Company’s radio assets in the Dallas market in the fourth quarter of 2006, the Company no longer has any remaining broadcasting operations in that market. As a result, in accordance with Company policy, the Company has elected to present its segment information on a pro forma basis by eliminating its radio broadcasting results from that market for the prior period so that the results of operations between the periods will be more directly comparable. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits an entire market or enters a new market. This pro forma presentation consists of non-GAAP measures. A table reconciling each pro forma measure to its most directly comparable GAAP financial measure is included beginning on page 11.
(5)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income less the change in the fair value of our interest rate swaps. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter Ulloa, Chairman and Chief Executive Officer, said, “During the fourth quarter we continued to execute our strategy and build our audience shares in a challenging environment. We faced difficult comps due to the absence of events that occurred in the prior year period, as well as continued softness in the advertising market. While our primary focus is on improving our operating performance, we have continued to review avenues to maximize our assets in the M&A market. The planned divestiture of our outdoor business and our pending acquisition of WNUE-FM in Orlando, reflect our strategy of building leading TV and radio clusters in the nation’s fastest growing Hispanic markets. The proceeds of the Outdoor sale will expand our financial flexibility and strengthen our ability to implement our business plan as we review all options for putting our cash to work, including strategic acquisitions and potentially returning capital to shareholders. Looking ahead, we remain well-positioned to capitalize on the expanding purchasing power of the Hispanic consumer.”

The Company also announced today that it repurchased 2.1 million shares of Class A common stock for approximately $15.5 million in the fourth quarter of 2007. The Company repurchased 7.2 million shares of Class A common stock for approximately $60.7 million in 2007. The Company’s Board of Directors had approved the repurchase of up to $100 million of its outstanding common stock on November 1, 2006. The Company has repurchased a total of 10.6 million shares of Class A common stock for approximately $84.2 million since the inception of this stock repurchase plan. Additionally, in February 2008 the Company repurchased 1.5 million shares for approximately $10.4 million from Univision Communications, Inc.

Sale of Outdoor Division and Impairment of Outdoor Intangibles

The Company announced today that it has entered into a definitive agreement to sell its outdoor advertising division to Lamar Advertising Company for $100 million. The transaction, which is subject to customary closing requirements, is expected to close in the second quarter of 2008. Upon closing of the transaction, the Company will no longer have outdoor operations. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reported the results of our outdoor operations in discontinued operations within the statements of operations. As part of the Company’s annual impairment testing and decision to sell the outdoor segment, the Company recorded an $80.5 million impairment charge of outdoor intangible assets in the fourth quarter of 2007 that is included in discontinued operations.

Entravision Communications

Financial Results

Cautionary Note Regarding Preliminary Quarterly Results

In connection with the preparation of the our financial statements for the three and twelve-month periods ended December 31, 2007, we are currently in the process of finalizing discontinued operations and related income taxes. Accordingly, certain numbers presented herein are subject to change upon the conclusion of such assessment. Any change would only affect income tax (expense) benefit, net income (loss) before equity in net income (loss) of nonconsolidated affiliates, net income (loss) before discontinued operations, Income (loss from discontinued operations, net of tax and net income (loss), which does not affect operating income. We intend to complete the assessments described above in time to permit a timely filing of our annual report for the period ended December 31, 2007.

Three Months Ended December 31, 2007 Compared to Three Months Ended December 31, 2006

(Unaudited)

	Three Months Ended December 31,
	2007	2006	% Change
Net revenue	$62,514	$64,086	(2)%
Operating expenses (1)	36,119	36,212	(0)%
Corporate expenses (1)	4,668	4,623	1%
Gain on sale of assets	—	(7,099)	NM
Depreciation and amortization	5,572	5,265	6%

Operating income	16,155	25,085	(36)%
Interest expense, net	(17,266)	(7,417)	133%

Income (loss) before income taxes	(1,111)	17,668	NM
Income tax benefit	21,507	1,393	312%

Net income before equity in net income of nonconsolidated affiliates and discontinued operations	20,396	19,061	7%
Equity in net loss of nonconsolidated affiliates	(69)	(132)	(48)%

Net income before discontinued operations	20,327	18,929	8%
Income (loss) from discontinued operations, net of tax	(68,315)	2,459	NM

Net income (loss)	$(47,988)	$21,388	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $62.5 million for the three-month period ended December 31, 2007 from $64.1 million for the three-month period ended December 31, 2006, a decrease of $1.6 million. Of the overall decrease, $0.9 million came from our television segment and was primarily attributable to a decrease in national advertising sales, primarily due to a decrease in advertising rates on a comparative basis, and a decrease in political revenue. Additionally, $0.7 million of the overall decrease came from our radio segment and was primarily attributable to a decrease in net revenue from our Tucson and Dallas radio stations that we sold in 2006.

Operating expenses decreased to $36.1 million for the three-month period ended December 31, 2007 from $36.2 million for the three-month period ended December 31, 2006, a decrease of $0.1 million. Of the overall decrease, $0.3 million came from our radio segment and was primarily attributable to a decrease in operating expenses from our Tucson and Dallas radio stations that we sold in 2006, partially offset by an increase in wages and bad debt expense. The overall decrease was partially offset by a $0.2 million increase in our television segment, which was primarily attributable to an increase in wages, bad debt expense and news costs related to the addition or expansion of our newscast operations, partially offset by a decrease in rating service expense.

Corporate expenses increased to $4.7 million for the three-month period ended December 31, 2007 from $4.6 million for the three-month period ended December 31, 2006, an increase of $0.1 million. The increase was primarily attributable to an increase in wages.

The Company recorded an $80.5 million impairment charge of outdoor intangible assets that is included in loss from discontinued operations.

Entravision Communications

Twelve Months Ended December 31, 2007 Compared to Twelve Months Ended December 31, 2006

(Unaudited)

	Twelve Months Ended December 31,
	2007	2006	% Change
Net revenue	$250,046	$255,134	(2)%
Operating expenses (1)	143,875	144,566	(0)%
Corporate expenses (1)	17,353	17,520	(1)%
Gain on sale of assets	—	(26,160)	NM
Depreciation and amortization	22,565	21,769	4%
Impairment charge	—	189,661	NM

Operating income (loss)	66,253	(92,222)	NM
Interest expense, net	(44,596)	(27,829)	60%

Income (loss) before income taxes	21,657	(120,051)	NM
Income tax (expense) benefit	18,085	(2,273)	NM

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	39,742	(122,324)	NM
Equity in net income (loss) of nonconsolidated affiliates and discontinued operations	336	(152)	NM

Net income (loss) before discontinued operations	40,078	(122,476)	NM
Loss from discontinued operations, net of tax	(84,132)	(12,123)	NM

Net income (loss)	$(44,054)	$(134,599)	(67)%

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $250.0 million for the year ended December 31, 2007 from $255.1 million for the year ended December 31, 2006, a decrease of $5.1 million. Of the overall decrease, $3.0 million came from our radio segment and was primarily attributable to a decrease in net revenue from our Tucson and Dallas radio stations that we sold in 2006, partially offset by an increase in local advertising sales despite difficult World Cup comparisons. Additionally, $2.1 million of the overall decrease came from our television segment and was primarily attributable to a decrease in national advertising sales due to a decrease in advertising rates, as well as strong 2006 non-recurring revenue from major events, such as World Cup and political activity.

Operating expenses decreased to $143.9 million for the twelve-month period ended December 31, 2007 from $144.6 million for the twelve-month period ended December 31, 2006, a decrease of $0.7 million. Of the overall decrease, $2.5 million came from our radio segment and was primarily attributable to a decrease in operating expenses from our Tucson and Dallas radio stations that we sold in 2006, partially offset by an increase in wages and bad debt expense. The overall decrease was partially offset by a $1.8 million increase in our television operating expenses. The increase from this segment was primarily attributable to an increase in wages, bad debt expense and news costs related to the addition or expansion of our newscast operations, partially offset by a decrease in rating service expense.

Corporate expenses decreased to $17.4 million for the year ended December 31, 2007 from $17.5 million for the year ended December 31, 2006, a decrease of $0.1 million. The decrease was primarily attributable to a decrease in bonuses.

The Company recorded an $80.5 million impairment charge of outdoor intangible assets that is included in loss from discontinued operations.

Entravision Communications

Pro Forma Segment Results

With the sale of the Company’s radio assets in the Dallas market in the fourth quarter of 2006, the Company no longer has any remaining broadcasting operations in that market. As a result, in accordance with Company policy, the Company has elected to present its segment information on a pro forma basis by eliminating its radio broadcasting results from that market for the prior period so that the results of operations between the periods will be more directly comparable. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits an entire market or enters a new market. This pro forma presentation consists of non-GAAP measures. A table reconciling each pro forma measure to its most directly comparable GAAP financial measure is included beginning on page 11.

The following is the Company’s selected unaudited pro forma segment information for the fourth quarter of 2007 and 2006:

	Three Months Ended December 31,
	2007	2006	% Change
Net Revenue
Television	$39,380	$40,291	(2)%
Radio	23,134	23,351	(1)%

Total	$62,514	$63,642	(2)%
Operating Expenses (1)
Television	$22,112	$21,879	1%
Radio (2)	14,007	13,928	1%

Total	$36,119	$35,807	1%
Corporate Expenses (1)	$4,668	$4,623	1%
Consolidated adjusted EBITDA (1)	$22,987	$25,606	(10)%

(1)	Operating expenses, Corporate expenses and Consolidated adjusted EBITDA are defined on page 1.
(2)	Radio pro forma operating expenses include only direct operating expenses. It does not include expense allocations for the centralized radio network, programming, production and management of the market.

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended December 31,
	2007	2006	% Change
Net Revenue
Television	$39,380	$40,291	(2)%
Radio	23,134	23,795	(3)%

Total	$62,514	$64,086	(2)%
Operating Expenses (1)
Television	$22,112	$21,879	1%
Radio	14,007	14,333	(2)%

Total	$36,119	$36,212	(0)%
Corporate Expenses (1)	$4,668	$4,623	1%
Consolidated adjusted EBITDA (1)	$22,987	$25,645	(10)%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Entravision Communications

Guidance

The following is the Company’s guidance for the first quarter of 2008. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward-looking.

For the first quarter of 2008, the Company expects net revenues to decrease by low- to mid-single digit percentages and operating expenses to increase by low single digit percentages as compared to the first quarter of 2007. Excluding non-cash stock-based compensation, corporate expenses are expected to be approximately flat as compared to the first quarter of 2007.

Operating expenses and corporate expenses include non-cash stock-based compensation to comply with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). The Company expects approximately $0.2 million in operating expenses and $0.4 million in corporate expenses related to equity compensation in the first quarter of 2008.

Entravision Communications Corporation will hold a conference call to discuss its 2007 fourth quarter results on February 28, 2008 at 5 p.m. Eastern Time. To access the conference call, please dial 212-231-2939 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television and radio operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 48 owned and/or operated radio stations. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo	Mike Smargiassi/Dan Harris
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2007	2006	2007	2006
Net revenue (including related parties of $165, $150, $615 and $600)	$62,514	$64,086	$250,046	$255,134

Expenses:
Direct operating expenses (including related parties of $3,048, $3,086, $12,180 and $12,422) (including non-cash stock-based compensation of $75, $87, $431 and $267)	25,179	25,262	99,608	98,306
Selling, general and administrative expenses (including non-cash stock-based compensation of $143, $142, $678 and $911)	10,940	10,950	44,267	46,260
Corporate expenses (including non-cash stock-based compensation of $469, $431, $1,884 and $1,576)	4,668	4,623	17,353	17,520
Gain on sale of assets	—	(7,099)	—	(26,160)
Depreciation and amortization (includes direct operating of $4,362, $4,369, $17,700 and $17,288; selling, general and administrative of $1,003, $1,013, $4,007 and $3,975; and corporate of $207, $(117), $858 and $506) (including related parties of $580, $580, $2,320 and $2,320)	5,572	5,265	22,565	21,769
Impairment charge	—	—	—	189,661

	46,359	39,001	183,793	347,356

Operating income (loss)	16,155	25,085	66,253	(92,222)
Interest expense (including related parties of $58, $73, $257 and $315)	(18,184)	(8,201)	(49,405)	(29,431)
Interest income	918	784	4,809	1,602

Income (loss) before income taxes	(1,111)	17,668	21,657	(120,051)
Income tax (expense) benefit	21,507	1,393	18,085	(2,273)

Income (loss) before equity in net income (loss) of nonconsolidated affiliate and discontinued operations	20,396	19,061	39,742	(122,324)
Equity in net income (loss) of nonconsolidated affiliate (including non-cashstock-based compensation of $0, $1, $3 and $90)	(69)	(132)	336	(152)

Income (loss) before discontinued operations	20,327	18,929	40,078	(122,476)
Income loss from discontinued operations, net of tax	(68,315)	2,459	(84,132)	(12,123)

Net income (loss) applicable to common stockholders	$(47,988)	$21,388	$(44,054)	$(134,599)

Basic and diluted earnings per share:
Net income (loss) per share from continuing operations applicable to common stockholders	$0.21	$0.18	$0.39	$(1.15)

Net loss per share from discontinued operations	$(0.69)	$0.02	$(0.82)	$(0.11)

Net income (loss) per share applicable to common stockholders, basic and diluted	$(0.49)	$0.20	$(0.43)	$(1.27)

Weighted average common shares outstanding, basic	98,806,107	104,725,252	102,382,307	106,078,486

Weighted average common shares outstanding, diluted	98,806,107	104,812,441	102,382,307	106,078,486

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$(47,988)	$21,388	$(44,054)	$(134,599)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,572	5,265	22,565	21,769
Impairment charge	—	—	—	189,661
Deferred income taxes	(20,365)	(8,921)	(18,628)	(8,882)
Amortization of debt issue costs	101	105	404	406
Amortization of syndication contracts	720	15	1,798	87
Payments on syndication contracts	(851)	(17)	(1,830)	(83)
Equity in net (income) loss of nonconsolidated affiliate	69	132	(336)	152
Non-cash stock-based compensation	687	660	2,993	2,754
Gain on sale of media properties and other assets	—	(7,099)	—	(26,160)
Change in fair value of interest rate swap agreements	10,200	313	17,667	(2,359)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	3,098	6,681	(4,015)	482
Decrease in prepaid expenses and other assets	1,327	1,103	84	1,390
Increase (decrease) in accounts payable, accrued expenses and other liabilities	121	(1,205)	(937)	(4,454)
Effect of discontinued operations	70,189	6,244	87,554	21,865

Net cash provided by operating activities	22,880	24,664	63,265	62,029

Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	17	91,504	37	96,242
Purchases of property and equipment and intangibles	(12,687)	(4,196)	(26,177)	(38,545)
Deposits on acquisitions	—	—	—	106
Proceeds from collection of note receivable	—	—	—	1,288
Distribution from nonconsolidated affiliate	250	—	250	—
Effect of discontinued operations	(347)	(412)	(1,610)	(2,001)

Net cash provided by (used in) investing activities	(12,767)	86,896	(27,500)	57,090

Cash flows from financing activities:
Proceeds from issuance of common stock	561	503	7,353	3,760
Payments on long-term debt	(11,272)	(5,826)	(13,692)	(24,795)
Repurchase of Class U common stock	—	—	—	(52,514)
Repurchase of Class A common stock	(15,561)	(8,772)	(61,006)	(8,772)
Proceeds from borrowings on long-term debt	—	—	—	16,000
Excess tax benefits from exercise of stock options	(573)	8	—	117

Net cash used in financing activities	(26,845)	(14,087)	(67,345)	(66,204)

Net increase (decrease) in cash and cash equivalents	(16,732)	97,473	(31,580)	52,915
Cash and cash equivalents:
Beginning	103,677	21,052	118,525	65,610

Ending	$86,945	$118,525	$86,945	$118,525

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2007	2006	2007	2006
Consolidated adjusted EBITDA (1)	$22,987	$25,645	$94,110	$100,081

Interest expense	(18,184)	(8,201)	(49,405)	(29,431)
Interest income	918	784	4,809	1,602
Income tax (expense) benefit	21,507	1,393	18,085	(2,273)
Income tax benefit in discontinued operations	15,323	6,736	15,323	6,736
Amortization of syndication contracts	(720)	(15)	(1,798)	(87)
Payments on syndication contracts	851	17	1,830	83
Gain on sale of assets	—	7,099	—	26,160
Non-cash expense included in corporate expenses	—	(213)	—	(213)
Non-cash stock-based compensation included in direct operating expenses	(75)	(87)	(431)	(267)
Non-cash stock-based compensation included in selling, general and administrative expenses	(143)	(142)	(678)	(911)
Non-cash stock-based compensation included in corporate expenses	(469)	(431)	(1,884)	(1,576)
Depreciation and amortization	(5,572)	(5,265)	(22,565)	(21,769)
Depreciation and amortization in discontinued operations	(3,892)	(5,800)	(21,336)	(22,921)
Impairment charge	—	—	—	(189,661)
Impairment charge in discontinued operations	(80,450)	—	(80,450)	—
Equity in net income (loss) of nonconsolidated affiliates	(69)	(132)	336	(152)

Net income (loss)	(47,988)	21,388	(44,054)	(134,599)

Depreciation and amortization	5,572	5,265	22,565	21,769
Impairment charge	—	—	—	189,661
Deferred income taxes	(20,365)	(8,921)	(18,628)	(8,882)
Amortization of debt issue costs	101	105	404	406
Amortization of syndication contracts	720	15	1,798	87
Payments on syndication contracts	(851)	(17)	(1,830)	(83)
Equity in net (income) loss of nonconsolidated affiliate	69	132	(336)	152
Non-cash stock-based compensation	687	660	2,993	2,754
Gain on sale of media properties and other assets	—	(7,099)	—	(26,160)
Change in fair value of interest rate swap agreements	10,200	313	17,667	(2,359)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	3,098	6,681	(4,015)	482
Decrease in prepaid expenses and other assets	1,327	1,103	84	1,390
Increase (decrease) in accounts payable, accrued expenses and other liabilities	121	(1,205)	(937)	(4,454)
Effect of discontinued operations	70,189	6,244	87,554	21,865

Cash flows from operating activities	$22,880	$24,659	$63,265	$62,029

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each period presented is as follows:

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2007	2006	2007	2006
Consolidated adjusted EBITDA (1)	$22,987	$25,645	$94,110	$100,081
Net interest expense (1)	6,965	6,997	26,526	29,782
Cash paid for income taxes	(568)	785	543	4,298
Capital expenditures (2)	3,172	4,623	16,162	23,587

Free cash flow (1)	13,418	13,240	50,879	42,414
Capital expenditures (2)	3,172	4,623	16,162	23,587
Non-cash interest (expense) income relating to amortization of debt finance costs and interest rate swap agreements	(10,301)	(420)	(18,071)	1,953
Non-cash income tax benefit	36,262	8,914	33,952	8,761
Amortization of syndication contracts	(720)	(15)	(1,798)	(87)
Payments on syndication contracts	851	17	1,830	83
Gain on sale of assets	—	7,099	—	26,160
Non-cash expense included in corporate expenses	—	(213)	—	(213)
Non-cash stock-based compensation included in direct operating expenses	(75)	(87)	(431)	(267)
Non-cash stock-based compensation included in selling, general and administrative expenses	(143)	(142)	(678)	(911)
Non-cash stock-based compensation included in corporate expenses	(469)	(431)	(1,884)	(1,576)
Depreciation and amortization	(5,572)	(5,265)	(22,565)	(21,769)
Depreciation and amortization in discontinued operations	(3,892)	(5,800)	(21,336)	(22,921)
Impairment charge	—	—	—	(189,661)
Impairment charge in discontinued operations	(80,450)	—	(80,450)	—
Equity in net income (loss) of nonconsolidated affiliates	(69)	(132)	336	(152)

Net income (loss)	$(47,988)	$21,388	$(44,054)	$(134,599)

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma to GAAP

(Unaudited; in thousands)

The following table reconciles each of the pro forma measures used in this press release—radio net revenue, total net revenue, radio operating expenses, total operating expenses and consolidated adjusted EBITDA—to its respective GAAP financial measure. The reconciliation of consolidated adjusted EBITDA to net incomes is set forth above.

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2007	2006	2007	2006
Radio net revenue	$23,134	$23,795	$93,671	$96,668
Less: Tucson and Dallas markets	—	(444)	—	(5,774)

Pro forma radio net revenue	$23,134	$23,351	$93,671	$90,894

Total net revenue	$62,514	$64,086	$250,046	$255,134
Less: Tucson and Dallas markets	—	(444)	—	(5,774)

Pro forma total net revenue	$62,514	$63,642	$250,046	$249,360

Radio operating expenses (1)	$14,007	$14,333	$56,561	$59,044
Less: Tucson and Dallas markets	—	(405)	—	(4,056)

Pro forma radio operating expenses (1)	$14,007	$13,928	$56,561	$54,988

Total operating expenses (1)	$36,119	$36,212	$143,875	$144,566
Less: Tucson and Dallas markets	—	(405)	—	(4,056)

Pro forma total operating expenses (1)	$36,119	$35,807	$143,875	$140,510

Consolidated adjusted EBITDA (1)	$22,987	$25,645	$94,110	$100,081
Less: Tucson and Dallas markets	—	(39)	—	(1,718)

Pro forma Consolidated adjusted EBITDA (1)	$22,987	$25,606	$94,110	$98,363

(1)	Operating expenses and consolidated adjusted EBITDA are defined on page 1.